UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2013
Date of Report (Date of earliest event reported)

MONSTER ARTS INC.

(Exact name of registrant as specified in its charter)

Nevada	0-53266	27-1548306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

806 East Avenido Pico, Suite I-288 San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 542-6668
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Designation of Series A Preferred Stock/Amendment to Designation of Series A Preferred Stock

On July 19, 2013, the Board of Directors of Monster Arts Inc., a Nevada corporation (the “Company”) authorized and approved an amendment to the articles of incorporation increasing the authorized capital to 750,000,000 shares consisting of 730,000,000 shares of common stock, par value $0.001, and 20,000,000 shares of blank check preferred stock, par value $0.001, which was filed with the Nevada Secretary of State of October 8, 2013.

On November 18, 2013, the Board of Directors of the Company authorized and approved the creation and designation of 10,000,000 shares of the preferred stock as Series A preferred stock (the "Series A Preferred Stock"). The Designation of Series A Preferred Stock was filed with the Nevada Secretary of State on November 18, 2013 (the "Designation"). On April 2, 2014, the Board of Directors authorized and approved an amendment to the Designation, which increased the number of shares of Series A Preferred Stock to 20,000,000 shares. The Amendment to Designation was filed with the Nevada Secretary of State on April 4, 2014 (the "Amendment to Designation").

The shares of Series A Preferred Stock carry certain rights and preferences. The Designation provides that the holder of the Series A Preferred Stock shall at their option convert the shares of Series A Preferred Stock into shares of common stock on a one for one basis. The Company may also redeem the shares of Series A Preferred Stock at a redemption price of $0.001 by providing a five day notice to the holder of the Series A Preferred Shares (the "Notice of Redemption"). In the event of receipt of the Notice of Redemption by the holder of the Series A Preferred Shares, the holder shall have five business days from date of receipt to convert into shares of common stock in accordance with Section 5 above irrespective of Section 5(a). The Designation further provides that each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of Series A Preferred Stock multiplied by 100.

The purpose of the Designation was to create the Series A Preferred Stock to make available for general corporate purposes, the business operations of the Company and subsequent financing activities. The Board of Directors has considered potential uses of the Series A Preferred Stock, which may include the seeking of additional equity financing through public or private offerings, or for other general corporate purposes. Creating the preferred stock provided the Company with greater flexibility and allows for the issuance of shares of preferred stock without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Preferred Stock

Effective November 20, 2013, the Board of Directors authorized the issuance of an aggregate 10,000,000 shares of Series A Preferred Stock to Wayne Irving, the Company's President/Chief Executive Officer. On April 4, 2014, the Board of Directors authorized the further issuance of an aggregate 10,000,000 shares of Series A Preferred Stock at a per share price of $0.001 to Mr. Irving. The Board of Directors authorized the issuance of the aggregate 20,000,000 shares of Series A Preferred Stock to Mr. Irving based upon recognition of the outstanding services, leadership and innovative business operational strategies provided by Mr. Irving and his continuous dedication and loyalty to the Company, in light of non-payment for the past two fiscal years of any cash remuneration by the Company to Mr. Irving for this continued executive services.

2

The 20,000,000 shares were issued at a per share price of $0.001. The shares of preferred stock were issued to Mr. Irving as a United States resident in reliance on Section 4(2) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). Neither the shares of preferred stock nor the underlying shares of common stock hve been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Mr. Irving acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1.1	Designation of Series A Preferred Stock filed with the Nevada Secretary of State on November 18, 2013.
3.1.2	Amendment to Designation of Series A Preferred Stock filed with the Nevada Secretary of State on April 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER ARTS INC.
DATE: April 9, 2014	By: /s/ Wayne Irving II Name: Wayne Irving II Title: President/Chief Executive Officer

3